Schedule A

List of Series Under Each Registrant

Effective as of May 1, 2015

Columbia Funds Series Trust

Columbia AMT-Free California Intermediate Muni Bond Fund

Columbia AMT-Free Georgia Intermediate Muni Bond Fund

Columbia AMT-Free Maryland Intermediate Muni Bond Fund

Columbia AMT-Free North Carolina Intermediate Muni Bond Fund

Columbia AMT-Free South Carolina Intermediate Muni Bond Fund

Columbia AMT-Free Virginia Intermediate Muni Bond Fund

Columbia Capital Allocation Moderate Aggressive Portfolio

Columbia Capital Allocation Moderate Conservative Portfolio

Columbia Convertible Securities Fund

Columbia International Opportunities Fund

Columbia International Value Fund

Columbia Large Cap Enhanced Core Fund

Columbia Large Cap Index Fund

Columbia LifeGoal® Growth Portfolio

Columbia Marsico 21st Century Fund

Columbia Marsico Focused Equities Fund

Columbia Marsico Global Fund

Columbia Marsico Growth Fund

Columbia Mid Cap Index Fund

Columbia Mid Cap Value Fund

Columbia Overseas Value Fund

Columbia Select International Equity Fund

Columbia Select Large Cap Equity Fund

Columbia Short Term Bond Fund

Columbia Short Term Municipal Bond Fund

Columbia Small Cap Index Fund

Columbia Small Cap Value Fund II

Columbia Funds Variable Insurance Trust I

Columbia Variable Portfolio – International Opportunities Fund

Columbia Variable Portfolio - Marsico Focused Equities Fund

Columbia Variable Portfolio - Marsico 21st Century Fund

Columbia Variable Portfolio - Marsico Growth Fund

Schedule B

Fee Schedule

As of May 1, 2015

Schedule I

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)					EFFECTIVE DATE
	$0 - $500	>$500- $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia International Opportunities Fund	0.080%	0.075%	0.070%	0.060%	0.050%	January 23, 2013
Columbia International Value Fund	0.080%	0.075%	0.070%	0.060%	0.050%	December 16, 2013
Columbia Large Cap Enhanced Core Fund	0.060%	0.055%	0.050%	0.040%	0.030%	July 1, 2011
Columbia Marsico 21st Century Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013
Columbia Marsico Focused Equities Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013
Columbia Marsico Global Fund	0.080%	0.075%	0.070%	0.060%	0.050%	January 23, 2013
Columbia Marsico Growth Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013
Columbia Mid Cap Value Fund	0.060%	0.055%	0.050%	0.040%	0.030%	April 30, 2011
Columbia Overseas Value Fund	0.080%	0.075%	0.070%	0.060%	0.050%	July 1, 2011
Columbia Select Large Cap Equity Fund	0.060%	0.055%	0.050%	0.040%	0.030%	March 1, 2011
Columbia Select International Equity Fund	0.080%	0.075%	0.070%	0.060%	0.050%	April 1, 2011
Columbia Short Term Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	March 1, 2011
Columbia Short Term Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)					EFFECTIVE DATE
	$0 - $500	>$500- $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia Small Cap Value Fund II	0.080%	0.075%	0.070%	0.060%	0.050%	July 1, 2011
Columbia Variable Portfolio – International Opportunities Fund	0.080%	0.075%	0.070%	0.060%	0.050%	January 23, 2013
Columbia Variable Portfolio – Marsico 21st Century Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013
Columbia Variable Portfolio – Marsico Focused Equities Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013
Columbia Variable Portfolio – Marsico Growth Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013

Schedule II

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)					EFFECTIVE DATE
	$0 - $250	>$250-$1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia AMT-Free California Intermediate Muni Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia AMT-Free Georgia Intermediate Muni Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia AMT-Free Maryland Intermediate Muni Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia AMT-Free North Carolina Intermediate Muni Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia AMT-Free South Carolina Intermediate Muni Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia AMT-Free Virginia Intermediate Muni Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011

Schedule III

FUNDS	FEE RATES ON ALL ASSETS(1)		EFFECTIVE DATE
Columbia Capital Allocation Moderate Aggressive Portfolio	0.020%		May 1, 2011
Columbia Capital Allocation Moderate Conservative Portfolio	0.020%		May 1, 2011
Columbia Large Cap Index Fund	0.100	%(2)	May 1, 2010
Columbia LifeGoal Growth Portfolio	0.020%		May 1, 2011
Columbia Mid Cap Index Fund	0.100%		May 1, 2010
Columbia Small Cap Index Fund	0.10	%(2)	May 1, 2010

Schedule IV

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)			EFFECTIVE DATE
	$0 - $500	>$500 - $1,000	>$1,000
Columbia Convertible Securities Fund	0.060%	0.055%	0.050%	July 1, 2011

(1)	Annual rates based on a percentage of the Fund’s average daily net assets.
(2)	CMIA, as administrator, has agreed to pay all operating expenses of the Fund with the exception of brokerage fees and commissions, taxes, interest, fees and expenses of Trustees who are not officers, directors or employees of CMIA or its affiliates, distribution (12b-1) and/or shareholder servicing fees, and any extraordinary non-recurring expenses that may arise, including, but not limited to, litigation expenses.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A and Schedule B as of April 15, 2015.

COLUMBIA FUNDS SERIES TRUST

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

By:	/s/ Christopher O. Petersen
Name:	Christopher O. Petersen
Title:	President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Amy K. Johnson
Name:	Amy K. Johnson
Title:	Managing Director and Chief Operating Officer